Nicor Gas Company
                                                             Form 10-K
                                                             Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65486 of Northern Illinois Gas Company on Form S-3 of our report (which expresses an unqualified opinion and includes an explanatory paragraph related to a change in method of classifying future removal costs of utility property, plant and equipment, described in Note 2), dated February 19, 2004, appearing in this Annual Report on Form 10-K of Northern Illinois Gas Company for the year ended December 31, 2003.



DELOITTE & TOUCHE LLP

Chicago, Illinois
February 19, 2004